Exhibit 23.3

Drewry Shipping Consultants Ltd., Drewry House, Meridian Gate, 213 Marsh Wall, London E14 9FJ, England

Telephone: +44 (0) 20 7538 0191 Facsimile: +44 (0) 20 7987 9396 Email: enquiries@drewry.co.uk

Website: www.drewry.co.uk

Box Ships Inc.

15, Karamanli Avenue

Voula, 16673

Athens, Greece

4 April 2011

Dear Sir/Madam:

Reference is made to the draft registration statement on Form F-1 (the “Registration Statement”) and the prospectus contained therein (the “Prospectus”) of Box Ships Inc. (the “Company”) relating to the proposed registration under the Securities Act of 1933, as amended, and the proposed initial public offering of the Company’s shares of Class A common stock, par value $0.01 per share, including related preferred stock purchase rights. We hereby consent to all references to our name in the Prospectus and the use of the statistical information supplied by us set forth in section of the Prospectus entitled “The International Containership Industry.” We further advise you that our role has been limited to the provision of such statistical data supplied by us. With respect to such statistical data, we advise you that:

(1) We have accurately described the international containership industry, subject to the availability and reliability of the data supporting the statistical and graphical information presented; and

(2) Our methodologies for collecting information and data may differ from those of other sources and does not reflect all or even necessarily a comprehensive set of the actual transactions occurring in the international containership industry.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement of the Company on Form F-1 to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the reference to our firm in the section of the Prospectus entitled “Experts.”

Yours sincerely,

/s/ Nigel Gardiner

Nigel Gardiner

Managing Director

Drewry Shipping Consultants Ltd.

Drewry Shipping Consultants Limited – registered in London, England No. 3289135